FOR RELEASE September 13, 2006 at 7:30 a.m. EDT

Contacts:
For Palatin Technologies:	For Institutional Investors and Media:

Stephen T. Wills, CPA, MST	Carney Duntsch
EVP-Operations / Chief Financial Officer	Burns McClellan
(609) 495-2200	(212) 213-0006
info@palatin.com	cduntsch@burnsmc.com

   Palatin Technologies, Inc. Reports Fourth Quarter Fiscal Year End 2006 Results; Teleconference and Webcast Being Held Today at 10:00 a.m. EDT

CRANBURY, NJ – September 13, 2006– Palatin Technologies, Inc. (AMEX: PTN) announced today results for its fourth quarter and fiscal year ended June 30, 2006. Palatin reported a net loss of $7.9 million, or ($0.11) per basic and diluted share, for the quarter ended June 30, 2006, compared to a net loss of $5.1 million, or ($0.09) per basic and diluted share, for the same period in 2005. Total revenues in the quarter ended June 30, 2006 were $5.0 million, compared to $5.8 million for the same period in 2005. As of June 30, 2006, the Company had cash, cash equivalents and investments totaling $30.7 million.

The increase in the net loss for the quarter ended June 30, 2006 versus the quarter ended June 30, 2005 was primarily attributable to increased research and development expenses associated with bremelanotide, a drug under development in collaboration with King Pharmaceuticals, Inc. (King) to treat male and female sexual dysfunction, and the Company’s development programs for products to treat obesity and congestive heart failure and lower revenue as a result of the December 2005 withdrawal from the market of NeutroSpec.

For the years ended June 30, 2006 and 2005, total revenues were $19.7 million and $18.0 million, respectively. Palatin’s net loss for the year ended June 30, 2006 was $29.0 million, or ($0.48) per basic and diluted share, compared to a net loss of $14.4 million, or ($0.27) per basic and diluted share, for the year ended June 30, 2005.

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FISCAL YEAR 2006 ACCOMPLISHMENTS

“We are pleased with our accomplishments made during the quarter and our progress to date,” said Stephen T. Wills, chief financial officer of Palatin. “Our fiscal year 2006 accomplishments included:

•	The advancement of our bremelanotide clinical development program by completing two Phase 2B clinical trials in patients with erectile dysfunction (ED).

•	Reporting a successful Phase 2A clinical trial of bremelanotide in post-menopausal women diagnosed with female sexual disorder (FSD).

•	Publishing the results of the Phase 2A trial in pre-menopausal FSD patients in the peer-reviewed July 2006 issue of the Journal of Sexual Medicine.

•	Initiating a Phase 2B “at-home” clinical study in FSD patients during the fiscal year.

•	The further development of bremelanotide, including completion of validation experiments for all major drug substance methods, qualification of a new contract manufacturer, and quality assurance audits of clinical and manufacturing sites.

•	The U.S Adopted Names Council and World Health Organization formally recognizing melanocortin agonists as a distinct therapeutic class and making Bremelanotide, formerly PT-141, the first melanocortin agonist to have an approved generic name.

•	The receipt of a $10 million equity investment from King related to our collaboration agreement for bremelanotide.

•	The closing of a $27 million offering in gross proceeds in April 2006 to support the advancement of our internal programs and product development efforts.

•	The completion of post marketing commitments for NeutroSpec® in accordance with FDA timelines.

•	The advancement of Palatin’s product pipeline; we currently have three late stage discovery programs aimed at producing novel therapeutics for the indications of Congestive Heart Failure (CHF) and Obesity.

PRODUCT REVENUE AND ROYALTIES

For the quarter ended June 30, 2006, Palatin had no product sales or royalty revenue. In the comparable quarter of 2005, Palatin reported $0.8 million in product sales and $0.6 million of royalty revenues related to NeutroSpec, pursuant to its collaboration agreement with Tyco Healthcare Mallinckrodt (Mallinckrodt).

LICENSE, GRANTS AND CONTRACTS

For the quarter ended June 30, 2006, Palatin recognized revenue under its collaboration agreement with King of $4.9 million, which includes King’s share of bremelanotide development costs, and $0.1 million of contract revenue related to its collaboration with Mallinckrodt for NeutroSpec. In the comparable quarter of 2005, Palatin recognized $4.2 million of contract revenue from King and $0.3 million of contract revenue from Mallinckrodt.

COSTS AND EXPENSES

Total operating expenses for the quarter ended June 30, 2006 were $13.2 million compared to $11.0 million for the comparable quarter of 2005, reflecting increased development costs of bremelanotide, primarily the costs of two Phase 2B clinical trials in patients with ED.

CASH POSITION

Palatin’s cash, cash equivalents and investments totaled $30.7 million as of June 30, 2006, compared to $18.1 million at June 30, 2005, as current year operating expenses were largely offset by net proceeds from the April 2006 equity offering and the receipt of $10 million from the sale of common stock and warrants to King related to the collaboration agreement.

Palatin Technologies’ management will discuss the fourth quarter financial results for the fiscal year ended June 30, 2006 and provide an update on corporate developments during a conference call and webcast on September 13, 2006 at 10:00 a.m. EDT.

Conference Call and Webcast Access Information

•	Q4-Fiscal Year 2006 Conference Call - Live	9/13/2006 at 10:00 a.m. EDT

	Domestic Dial-In Number	1-800-811-8845
	International Dial-In Number	1-913-981-4905

•	Q4-Fiscal Year 2006 Conference Call - Replay	9/13-9/20/2006

	Domestic Dial-In Number	1-888-203-1112
	International Dial-In Number	1-719-457-0820
	Enter Pass Code I.D.	4895950

•	Webcast Live and Replay Access	www.palatin.com

The webcast and replay can be accessed by logging on to the investors section of Palatin Technologies' website at www.palatin.com.

About Palatin Technologies, Inc.

Palatin Technologies, Inc. is a biopharmaceutical company focused on discovering and developing targeted, receptor-specific small molecule and peptide therapeutics. The Company’s lead product candidate, bremelanotide, is currently in Phase II clinical trials for both male and female sexual dysfunction. The Company’s internal research and development capabilities, anchored by its proprietary MIDAS™ technology, are fueling product development. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential. To date, the Company has formed partnerships with Tyco Healthcare Mallinckrodt and King Pharmaceuticals. For additional information regarding Palatin, please visit Palatin Technologies’ website at www.palatin.com.

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Forward-looking Statements

Statements about the Company’s future expectations, including statements about its development programs, proposed indications for its product candidates, pre-clinical activities, marketing collaborations, and all other statements in this document other than historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for various reasons, including, but not limited to the Company’s ability to fund development of its technology, ability to establish and successfully complete clinical trials and pre-clinical studies and the results of those trials and studies, dependence on its partners for certain development activities, need for regulatory approvals and commercial acceptance of its products, ability to recommence marketing and gain commercial acceptance of NeutroSpec® and ability to protect its intellectual property, and other factors discussed in the Company’s periodic filings with the Securities and Exchange Commission. The Company is not responsible for updating for events that occur after the date of this press release.

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(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.

Consolidated Statements of Operations Data

(unaudited)

	Three Months Ended June 30,		Year Ended June 30,

	2006	2005	2006	2005

REVENUES:
Royalties	$ -	$ 578,403	$ 1,508,862	$ 1,586,050
Product sales	-	766,500	-	2,474,325
Licenses, grants and
contracts	4,972,704	4,500,099	18,239,783	13,896,818

Total revenues	4,972,704	5,845,002	19,748,645	17,957,193

OPERATING EXPENSES:
Cost of product sales	-	308,167	2,041,175	534,932
Royalties	-	83,725	299,995	328,401
Research and
development	11,374,143	8,425,738	41,013,894	25,045,279
General and
administrative	1,821,748	2,162,974	6,843,817	7,460,607

Total operating
expenses	13,195,891	10,980,604	50,198,881	33,369,219

Loss from operations	(8,223,187)	(5,135,602)	(30,450,236)	(15,412,026)

OTHER INCOME (EXPENSE):
Investment income	358,684	47,459	855,601	488,262
Interest expense	(13,045)	(3,541)	(30,522)	(14,487)

Total other income,
net	345,639	43,918	825,079	473,775

Loss before income taxes	(7,877,548)	(5,091,684)	(29,625,157)	(14,938,251)
Income tax benefit	-	-	666,275	580,275

NET LOSS	$ (7,877,548)	$ (5,091,684)	$ (28,958,882)	$ (14,357,976)

Basic and diluted net loss per
common share	$ (0.11)	$ (0.09)	$ (0.48)	$ (0.27)

Weighted average number of
common shares outstanding
used in computing basic
and diluted net loss per
common share	68,948,204	54,056,264	60,356,610	53,861,182

PALATIN TECHNOLOGIES, INC.

Consolidated Balance Sheet Data

(unaudited)

	June 30, 2006	June 30, 2005

ASSETS
Current assets:
Cash and cash equivalents	$ 28,333,211	$ 15,720,364
Available-for-sale investments	2,330,834	2,385,570
Accounts receivable	69,591	5,441,425
Inventories	-	1,382,160
Prepaid expenses and other current assets	1,453,650	1,889,269

Total current assets	32,187,286	26,818,788
Property and equipment, net	6,347,705	6,464,324
Restricted cash	475,000	475,000
Other assets	1,037,296	1,408,158

Total assets	$ 40,047,287	$ 35,166,270

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Capital lease obligations, current portion	$ 86,564	$ 11,269
Accounts payable	3,092,962	4,773,297
Accrued expenses	4,466,428	3,925,406
Accrued compensation	803,900	545,870
Deferred revenue, current portion	3,995,575	3,790,828

Total current liabilities	12,445,429	13,046,670
Capital lease obligations, net of current portion	229,585	18,934
Deferred rent, net of current portion	2,358,550	3,001,980
Deferred revenue, net of current portion	6,713,942	9,873,438

Total liabilities	21,747,506	25,941,022

Commitments and contingencies (Note 8)
Stockholders' equity:
Preferred stock of $.01 par value - authorized 10,000,000 shares;
Series A Convertible; issued and outstanding 9,997 and 11,447 shares
as of June 30, 2006 and 2005, respectively	100	114
Common stock of $.01 par value - authorized 150,000,000 shares;
issued and outstanding 70,878,521 and 54,236,544 shares as of
June 30, 2006 and 2005, respectively	708,785	542,365
Additional paid-in capital	178,089,176	140,167,431
Accumulated other comprehensive loss	(54,736)	-
Accumulated deficit	(160,443,544)	(131,484,662)

Total stockholders' equity	18,299,781	9,225,248

Total liabilities and stockholders' equity	$ 40,047,287	$ 35,166,270